NRE HOLDINGS, INC.
                            STOCK OPTION AGREEMENT

     THIS AGREEMENT, made and entered into as of September 1, 1994 by and between Scott Vasatka (the "Grantee") and NRE Holdings, Inc (the "Company"),

                               WITNESSETH THAT:

     WHEREAS, the Grantee has and expects to perform valuable services for the Company; and

     WHEREAS, the Company desires to provide the Grantee with an opportunity to share in the growth of the Company;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, IT IS HEREBY AGREED by and between the Grantee and the Company as follows:

     A. Award of Options. The Company hereby awards to the Grantee an option (the "Option") to purchase a total of 5.62 shares of Class D Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The price at which a share of Common Stock may be purchased pursuant to the exercise of the Option (the "Option Price") shall be $100 per share.

     B. Exercise of Options. The Option may be exercised by the Grantee in respect of the "vested" part of the Option and shares of Common Stock in accordance with the following:

                  1. The Grantee may not elect to exercise any portion of the Option after the earlier of:

                  (i) 180 days after the Grantee's Separation Date (as defined below); provided, however that in the event the Separation Date occurs as a result of the Grantee's death, the Grantee's estate or decedents, as the case may be, may elect to exercise that portion of the Grantee's option which was vested at the Separation Date within 180 days of the Separation Date; or

                  (ii)        December 31, 2004.

                  2. The Grantee may exercise the Option in whole or in part by filing a written notice with the Secretary of the Company (the "Secretary") at the Company's



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                  corporate headquarters prior to the date as of which the
                  exercise is to occur. Such notice shall specify the date as of which the exercise is to occur and the number of shares of Common Stock which the Grantee elects to purchase and shall be in such form and shall contain such other information as the Secretary may reasonably require. Payment of the Option Price (and the amount of any required taxes) shall be made by cash or check.

         3. Vesting. Subject to the terms of this Agreement, 50% of this Option and the shares of Common Stock issuable upon exercise of this Option shall vest on September 1, 1995 and the remaining 50% shall vest on September 1, 1996. This Option may only be exercised as to the vested portion of this Option.

     C. Forfeitures. Other than set forth in the proviso to Section B(1)(i), the Grantee shall immediately forfeit any unvested Options on his Separation Date. For purposes of this Agreement, the Grantee's "Separation Date" is the date on which the Grantee's employment with the Company terminates for any reason or no reason, irrespective of the circumstances thereof.

     D. Repurchase of Common Stock. This Option and any Common Stock issued upon exercise thereof will be subject to the Stockholders Agreement, dated as of September 1, 1994, by and among the Company and the parties listed on the signature pages thereto. At any time following the Grantee's Separation Date, the Company, by written election filed with the Grantee or, in the event of his death, his estate, may require the Grantee or his estate or heirs to sell and transfer to the Company all shares of Common Stock acquired by the Grantee prior to the Separation Date pursuant to his exercise of the Option and held by the Grantee, at the greater of (a) the Fair Market Value (as defined in the Company's Management Subscription Agreement, dated September 1, 1994, among the Company and certain investors therein ("Subscription Agreement") of the Common Stock as of the date the election is delivered to the Grantee (or his estate or heirs), or (b) the Option Price, adjusted, if applicable. Such repurchase may be paid with cash and/or Three Year Junior Notes, consistent with this Agreement and Section 8 of the Management Subscription Agreement, as if a repurchase pursuant to such Section 8.

     E. Not Incentive Stock Option. The Option is not intended, and will not be treated, as an incentive stock option (as that term is used in section 422A of the Internal Revenue Code of 1986, as amended).



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     F. Compliance with Applicable Law. The Company shall issue any shares of
Common Stock under this Agreement in compliance with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under this Agreement, the Company may require a written statement that the recipient is acquiring the shares for investment purposes only and not for the purpose or with the intention of distributing the shares.

     G. Nontransferability of Award. The Option is personal and rights granted hereunder shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process and the Option shall be exercisable, during the lifetime of the Grantee, only by the Grantee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or such rights, the Option and such rights shall, at the election of the Company, become null and void. Any transfer of shares of Common Stock issued upon exercise of the Option shall be subject to the restrictions contained in the Management Subscription Agreement and the Company's Stockholders Agreement, dated September 1, 1994, among the Company and its stockholders (the "Stockholders Agreement").

         H. Investment Representations. The Company may require the Grantee, as a condition of exercising the Option, (i) to give written assurance in form and substance satisfactory to the Company to the effect that the Grantee is acquiring the shares subject to the Option for his or her own account, for investment and not with any present intention of selling or otherwise distributing the same and (ii) to execute or join the Stockholders Agreement.

     I. Changes in Common Shares. The aggregate number of shares for which stock options may be granted or exercised, the maximum number of Shares which at any time may be subject to but not delivered under outstanding stock options granted to any option holder and the number of Shares subject to each outstanding option, stock option prices per share which may be granted to or exercised by any option holder, shall be subject to appropriate adjustment by the Board, in its sole discretion, for any changes in the number of outstanding Shares resulting from recapitalization, stock splits, stock dividends, changes in the Preferred Stock of the Company or other change in the corporate structure of the Company.

     J. Successors. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the


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interest of the Company, and shall be binding upon and inure to the benefit of any estate, legal representative, beneficiary or heir of the Grantee.

     K. No Rights as Shareholder. This Agreement does not confer on the Grantee any rights as a shareholder of the Company prior to the date on which he fulfills all conditions for receipt of the shares of Common Stock.

     L. Agreement Not Contract of Employment. This Agreement does not constitute a contract of employment, and does not give the Grantee the right to be employed by the Company.

     M. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the state of Delaware.

     N. Amendment. This Agreement may be amended at any time by the mutual written agreement of the Company and the Grantee without the consent of any other person and no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

         O. LITIGATION. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. EACH PARTY AGREES THAT JURISDICTION AND VENUE WILL BE PROPER IN CHICAGO, ILLINOIS AND WAIVES ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL TO THE PARTY AT THE ADDRESS SET FORTH IN THIS AGREEMENT, OR AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF ILLINOIS OR THE UNITED STATES. THE CHOICE OF FORUM SET FORTH IN THIS SECTION O SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE JURISDICTION.

         P. ARBITRATION. ANY DISPUTE BETWEEN OR AMONG THE PARTIES TO THIS AGREEMENT RELATING TO OR IN RESPECT OF THIS AGREEMENT,
ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF
THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION ANY CLAIM UNDER THE SECURITIES ACT, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,




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ANY OTHER STATE OR FEDERAL LAW RELATING TO SECURITIES OR FRAUD OR BOTH, THE
RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT, AS AMENDED, OR FEDERAL OR STATE COMMON LAW, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO, ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE
AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN
CHICAGO, ILLINOIS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS AS TO FINDINGS OF FACT AND CONCLUSIONS OF LAW PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES,
SUBJECT TO CONFIRMATION, MODIFICATION OR CHALLENGE PURSUANT TO 9 U.S.C. SECTIONS 1 ET SEQ. ANY FINAL AWARD SHALL BE ENFORCEABLE AS A JUDGMENT OF A COURT OF RECORD.

         1. Counterparts. This Agreement may be executed in counterparts.





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     IN WITNESS WHEREOF, the Grantee has hereunto set his hand and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the 1st day of September, 1994.


                                                      NRE HOLDINGS, INC.


                                                      By:______________________
                                                      Name:____________________
                                                      Title:___________________


                                                      Grantee:



                                                      -------------------------
                                                      Scott Vasatka



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